   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 5, 1996

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                        VECTOR AEROMOTIVE CORPORATION
           (Exact name of registrant as specified in its charter)

           NEVADA                                             33-0254334
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                           Identification No.)

                  7601 CENTURION PARKWAY                         32256
         (Address of Principal Executive Offices)             (Zip Code)

                    1988 NON-QUALIFIED STOCK OPTION PLAN
                    1990 NON-QUALIFIED STOCK OPTION PLAN
                    1992 NON-QUALIFIED STOCK OPTION PLAN
                   1993 DIRECTOR AND OFFICER WARRANT PLAN
                           (Full Titles of Plans)

                          D. PETER ROSE, PRESIDENT
                           7601 CENTURION PARKWAY
                         JACKSONVILLE, FLORIDA 32256
                   (Name and address of agent for service)

                               (904) 645-0505
        (Telephone number, including area code, of agent for service)

                                  Copy to:

                           T. MALCOLM GRAHAM, ESQ.
              KIRSCHNER, MAIN, PETRIE, GRAHAM, TANNER & DEMONT
                      ONE INDEPENDENT DRIVE, SUITE 2000
                        JACKSONVILLE, FLORIDA  32202
                               (904) 354-4141
================================================================================

                                             CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
                                               Proposed maximum         Proposed maximum
Title of securities       Amount to be           offering               aggregate offering         Amount of
 to be registered          registered(1)       price per unit                 price             registration fee
-----------------------------------------------------------------------------------------------------------------
Common Stock              1,268,000               $.21875                  $277,375                 $95.65
=================================================================================================================

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed by Vector Aeromotive Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         1. Annual Report on Form 10-K for the fiscal year ended September 30, 1994;

         2. Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1994;

         3. Amendment to Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1994;

         4.      Current Report on Form 8-K dated January 6, 1995;

         5.      Current Report on Form 8-K dated January 31, 1995;

         6.      Form 10-C filed February 3, 1995;

         7. Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1995;

         8. Amendment to Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1995;

         9.      Quarterly Report on Form 10-Q for the period ended June 30,
                 1995;

         10. Quarterly Report on Form 10-Q for the period ended September 30, 1995;

         11.     Current Report on Form 8-K dated December 15, 1995; and

         12. The description of the Company's common stock, par value $0.01 per share ("Common Stock"), contained in the Company's Registration Statement No. 0-17303 filed pursuant to Section 12 of the Securities Exchange Act of 1934 (the "1934 Act") and any amendment or report filed for the purpose of updating that description.





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

         All documents filed by the Company pursuant to Sections 13(a), 13(c) 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         (a) Section 78.751 of the Nevada General Corporation Law (the "NGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

         Section 78.751 of the NGCL also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer,





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

employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction shall determine upon adjudication that, despite the adjudication of liability that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

         Any such indemnification (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. Such determination shall be made:

         (1)     by the stockholders;

         (2) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

         (3) if a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

         (4) if a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.


         (b) Section 78.752 of the NGCL permits a Nevada corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses. In the absence of fraud, (i) the decision of the board of directors as





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

to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to Section 78.752 and the choice of person to provide the insurance or other financial arrangement is conclusive and (ii) the insurance or other financial arrangement is not void or voidable and does not subject any director to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

         (c) Article Ten of the Company's Articles of Incorporation provides that to the maximum extent permitted by law or by public policy, directors of the Company are to have no personal liability for monetary damages for breach of fiduciary duty as a director of the Company. Any mandate for indemnification, whether by statute or order of court, is to be expressly subject to the Company's reasonable capability of paying. No person will be entitled to be reimbursed for expenses incurred in connection with a court proceeding to obtain court ordered indemnification unless such person first made reasonable application to the Company and the Company either unreasonably denied such application or through no fault of the applicant was unable to consider such application within a reasonable time. The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability of loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss. The Company may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and advancement of expenses to any agent of the Company to the maximum extent permitted by law or public policy.

         (d) The Company has purchased a directors' and officers' insurance policy which provides coverage for certain liabilities that directors and officers of the Company may incur in their capacity as such.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

Exhibit
No.        Description
---        -----------

*4.1 1988 Non-Qualified Stock Option Plan (incorporated by reference to the Company's Registration Statement on Form S-18 (SEC File No. 33-20456-LA))





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

*4.2 1990 Non-Qualified Stock Option Plan (incorporated by reference to the Company's Registration Statement on Form S-1 (SEC File No. 33-35458))

*4.3 1992 Non-Qualified Stock Option Plan (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended September 30, 1994)

 4.4 Form of Warrant Agreement with respect to the 1993 Officer and Director Warrant Plan

*4.5 Articles of Incorporation of Company (incorporated by reference to the Company's Registration Statement on Form S-1
                 (S.E.C.   File No. 33-31981))

*4.6 Form of Certificate of Amendment to Articles of Incorporation of the Company (incorporated by reference to the Company's Registration Statement on Form S-1 (SEC File No. 33-35458))

*4.7 Certificate of Amendment to Articles of Incorporation of the Company effective April 13, 1995 (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995)

*4.8 By-laws of the Company, as amended and restated (incorporated by reference to the Company's Registration Statement on Form S-18 (SEC File No. 33-20456-LA))

 5.1             Opinion of Kirschner, Main, Petrie, Graham, Tanner & Demont

23.1             Consent of BDO Seidman

23.2 Consent of Kirschner, Main, Petrie, Graham, Tanner & Demont (included in Exhibit 5.1)

24.1 Power of Attorney (set forth on signature pages of this Registration Statement)





*Incorporated by Reference              6

ITEM 9.     UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are beings made, a post-effective amendment to this Registration Statement:

         (1) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "1933 Act");

         (2) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

         (3) to include any material information with respect to the plan of distribution not previously included in the Registration Statement or any material change to such information in the Registration Statement.

(b) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering.

(d) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the 1934 Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the 1934
         Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore,





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

         unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.





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


                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on January 5, 1996.


                                           VECTOR AEROMOTIVE CORPORATION

                                           By: /s/ D. Peter Rose
                                               -------------------------
                                               D. Peter Rose, President



         Each person whose signature appears below constitutes and appoints D. Peter Rose his or her lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all Amendments (including, post-effective Amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents, in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.


         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.


Signature                                  Title                                      Date
---------                                  -----                                      ----
/s/ D. Peter Rose                          Director; President                  January 5, 1996
------------------------                   (Principal Executive
D. Peter Rose                              Officer and Principal
                                           Financial Officer)


/s/ Richard J. Aprahamian                  Director                             January 5, 1996
-------------------------
Richard J. Aprahamian


/s/ Sudjaswin E.L.                Director                    January 5, 1996
------------------------
Sudjaswin E.L.

/s/ Michael J. Kimberley          Director                    January 5, 1996
------------------------
Michael J. Kimberley

/s/ George J. Fencl               Director                    January 5, 1996
------------------------
George J. Fencl

/s/ Janna L. Connolly             Chief Accountant            January 5, 1996
------------------------          (Principal
Janna L. Connolly                 Accounting Officer)






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